    As filed with the Securities and Exchange Commission on November 19, 1996
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               CORVEL CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                       33-0282651
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                          1920 Main Street, Suite 1090
                            Irvine, California 92614
               (Address of principal executive offices) (Zip Code)


                               CORVEL CORPORATION
                    RESTATED 1988 EXECUTIVE STOCK OPTION PLAN
                            (Full title of the Plan)


                                V. Gordon Clemons
                      President and Chief Executive Officer
                               CorVel Corporation
                 1920 Main Street, Suite 1090, Irvine, CA 92614
                     (Name and address of agent for service)
                                 (714) 851-1473
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed       Proposed
       Title of                                                   Maximum        Maximum
      Securities                                  Amount         Offering       Aggregate      Amount of
         to be                                    to be            Price        Offering     Registration
      Registered                               Registered(1)    per Share(2)    Price(2)         Fee
      ----------                               -------------    ------------    ---------    ------------
Restated 1988 Executive Stock Option Plan:

Options to purchase Common Stock                  200,000            N/A            N/A          N/A

Common Stock, $0.0001 par value               200,000 shares      $28.0625      $5,612,500      $1,701


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the CorVel Corporation Restated 1988 Executive Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of CorVel Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of CorVel Corporation on November 14, 1996, as reported on the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

            The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

            a. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, filed with the SEC on June 26, 1996;

            b. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996 and September 30, 1996, filed with the SEC on August 14, 1996 and November 12, 1996, respectively; and

            c. The Registrant's Registration Statement No. 00-19291 on Form 8-A filed with the SEC on May 16, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), as amended by Amendment No. 1 thereto filed with the SEC on June 28, 1991, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

      Not Applicable.

Item 5.      Interests of Named Experts and Counsel

      Not Applicable.

Item 6.  Indemnification of Directors and Officers

      Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      The Registrant's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not effect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 7.  Exemption from Registration Claimed

      Not Applicable.

Item 8.  Exhibits

Exhibit Number      Exhibit

      4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-19291 on Form 8-A, as amended, which is incorporated herein by reference pursuant to Item 3(c).

      5     Opinion and consent of Brobeck, Phleger & Harrison LLP.

      23.1  Consent of Ernst & Young LLP - Independent Auditors.

      23.2  Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.

      24 Power of Attorney. Reference is made to page II-4 of this Registration Statement

      99.1  Restated 1988 Executive Stock Option Plan.

      99.2* Form of Notice of Grant to be generally used under the Restated 1988
            Executive Stock Option Plan.

      99.3* Form of Stock Option Agreement to be generally used under the Restated 1988 Executive Stock Option Plan.

      99.4* Form of Addendum to Stock Option Agreement (Limited Stock
            Appreciation Right).

      99.5* Form of Addendum to Stock Option Agreement (Special Tax Elections).

      99.6* Form of Addendum to Stock Option Agreement (Tandem Stock
            Appreciation Right).

      99.7* Form of Notice of Grant of Non-Employee Director Automatic Stock
            Option generally to be used under the Restated 1988 Executive Stock Option Plan.

      99.8* Form of Non-Employee Director Automatic Stock Option Agreement generally to be used under the Restated 1988 Executive Stock Option Plan.

* Exhibits 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, and 99.8 are incorporated by reference to Exhibits 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8, respectively, to Registrant's Registration Statement on Form S-8, File Number 33-94440, filed with the SEC on July 10, 1995.


Item 9.  Undertakings

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this

Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Restated 1988 Executive Stock Option Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 12th day of November, 1996.

                             CORVEL CORPORATION


                             By: /s/ V. Gordon Clemons
                                 -----------------------------------------------
                                 V. Gordon Clemons
                                 Chairman of the Board, Chief Executive Officer, and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of CorVel Corporation, a Delaware corporation, do hereby constitute and appoint V. Gordon Clemons and Richard J. Schweppe and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                     Date
---------                  -----                                     ----

/s/ V. Gordon Clemons      Chairman of the Board,              November 12, 1996
-----------------------    Chief Executive Officer, and
V. Gordon Clemons          President
                           (Principal Executive Officer)


/s/ Richard J. Schweppe    Chief Financial Officer             November 12, 1996
-----------------------    and Assistant Secretary
Richard J. Schweppe        (Principal Financial and
                           Accounting Officer)

Signature                  Title                                     Date
---------                  -----                                     ----

/s/ Thomas R. Brown        Director                            November 12, 1996
-----------------------
Thomas R. Brown



/s/ Peter E. Flynn         Director                            November 12, 1996
-----------------------
Peter E. Flynn



/s/ Steven J. Hamerslag    Director                            November 12, 1996
-----------------------
Steven J. Hamerslag



/s/ Jeffrey J. Michael     Director                            November 12, 1996
-----------------------
Jeffrey J. Michael

                                  EXHIBIT INDEX




    Exhibit
    Number  Exhibit
    ------- -------

      4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-19291 on Form 8-A, as amended, which is incorporated herein by reference pursuant to Item 3(c).

      5     Opinion and consent of Brobeck, Phleger & Harrison LLP.

      23.1  Consent of Ernst & Young LLP - Independent Auditors.

      23.2  Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.

      24 Power of Attorney. Reference is made to page II-4 of this Registration Statement

      99.1  Restated 1988 Executive Stock Option Plan.

      99.2* Form of Notice of Grant to be generally used under the Restated 1988
            Executive Stock Option Plan.

      99.3* Form of Stock Option Agreement to be generally used under the Restated 1988 Executive Stock Option Plan.

      99.4* Form of Addendum to Stock Option Agreement (Limited Stock
            Appreciation Right).

      99.5* Form of Addendum to Stock Option Agreement (Special Tax Elections).

      99.6* Form of Addendum to Stock Option Agreement (Tandem Stock
            Appreciation Right).

      99.7* Form of Notice of Grant of Non-Employee Director Automatic Stock
            Option generally to be used under the Restated 1988 Executive Stock Option Plan.

      99.8* Form of Non-Employee Director Automatic Stock Option Agreement generally to be used under the Restated 1988 Executive Stock Option Plan.


* Exhibits 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, and 99.8 are incorporated by reference to Exhibits 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8, respectively, to Registrant's Registration Statement on Form S-8, File Number 33- 94440, filed with the SEC on July 10, 1995.